UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2004

GoRemote Internet Communications, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27871	77-0368092
(Commission File Number)	(IRS Employer Identification No.)

1421 McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 955-1920

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Material Agreements.

On December 21, 2004, GoRemote Internet Communications, Inc. (the “Company”) entered into a release agreement with Pete Sauerborn, its Vice President, Technology Solutions and Business Development, in connection with Mr. Sauerborn’s resignation from the Company. The Company expects Mr. Sauerborn to be a named executive officer of the Company for its recently completed fiscal year ended October 31, 2004.  Under the release agreement, the Company agreed to pay Mr. Sauerborn an aggregate of $95,000 on a semi-monthly basis over the six-month period from December 22, 2004 through May 21, 2005, and provide him with COBRA coverage during the same period.

Item 8.01               Other Events

On December 21, 2004, Pete Sauerborn, the Company’s Vice President, Technology Solutions and Business Development, resigned from the Company, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoRemote Internet Communications, Inc.

Date: December 21, 2004	By:	/s/ David L. Teichmann
David L. Teichmann, Senior Vice President, General Counsel and Secretary